INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-93914 of Dura Pharmaceuticals, Inc. on Form S-3 of our report dated January 20, 1997, appearing in the Annual Report on Form 10K of Dura Pharmaceuticals, Inc. for the year ended December 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
June 19, 1997